Exhibit 99

Form 3 Joint Filer Information

Name:	Robyn Schreiber

Address:	64 Shelter Lane
Roslyn, NY 11577

Designated Filer:	Comprehensive Associates LLC

Issuer & Ticker Symbol:	Comprehensive Healthcare Solutions, Inc. (CMHS)

Date of Event
Requiring Statement: 8-19-2005

Signature: /s/ Robyn Schreiber

Name:	The Nybor Group, Inc.

Address:	64 Shelter Lane
Roslyn, NY 11577

Designated Filer:	Comprehensive Associates LLC

Issuer & Ticker Symbol:	Comprehensive Healthcare Solutions, Inc. (CMHS)

Date of Event
Requiring Statement: 8-19-2005

Signature: /s/ Robyn Schreiber as President of The Nybor Group, Inc.